Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
AND
FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT
     SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 8, 2008 (this “Amendment”), among TRONOX INCORPORATED, a Delaware corporation (“Holdings”), TRONOX WORLDWIDE LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and CREDIT SUISSE, as joint lead arrangers and joint bookrunners (in such capacity, the “Arrangers”), ABN AMRO BANK N.V., as syndication agent (in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, N.A. AND CITICORP USA, INC., as co-documentation agents (in such capacity, the “Documentation Agents”), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”), and the parties listed as grantors on the signature pages hereto (the “Grantors”).
WITNESSETH:
     WHEREAS, (i) Holdings, the Borrower, the Lenders, the Arrangers, the Administrative Agent and the other agents referred to therein are parties to that certain Credit Agreement, dated as of November 28, 2005, as amended by First Amendment dated as of March 12, 2007 (as heretofore amended, restated or otherwise modified and in effect on the date hereof, the “Credit Agreement”) and (ii) the Borrower, the Grantors signatory thereto and the Administrative Agent are parties to that certain Guarantee and Collateral Agreement, dated as of November 28, 2005, in favor of the Administrative Agent for the benefit of the Secured Parties (as heretofore amended, restated or otherwise modified and in effect on the date hereof, the “Guarantee and Collateral Agreement);
     WHEREAS, the parties hereto desire to amend the Credit Agreement and the Guarantee and Collateral Agreement on the terms and subject to the conditions set forth herein; and
     WHEREAS, the Lenders and the Administrative Agent have agreed to make such amendments solely upon the terms and conditions provided for in this Amendment;
     NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     2. Amendments to Credit Agreement. In reliance on the representations and warranties set forth in Section 4 below and subject to the satisfaction of the conditions set forth in Section 5 below, the parties hereby agree to the following amendments (the “Credit Agreement Amendments”):

          (a) The definitions of “Applicable Margin” and “Qualified Counterparty” in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
     “‘Applicable Margin’: for each Type of Loan under each Facility, at any time, the rate per annum for such type of Loan determined pursuant to the Pricing Grid on the basis of the Facility Ratings in effect at such time; provided that, if the Consolidated Quarterly Leverage Ratio for any fiscal quarter in 2008 is equal to or exceeds 4.25x, the “Applicable Margin” for the next succeeding fiscal quarter shall be the rate per annum for such Loan determined pursuant to the Pricing Grid plus .50%; provided further that, if the Consolidated Quarterly Leverage Ratio for any fiscal quarter in 2009 is equal to or exceeds 4.00x, the “Applicable Margin” for the next succeeding fiscal quarter shall be the rate per annum for such Loan determined pursuant to the Pricing Grid plus .50%.”
     “‘Qualified Counterparty’: (i) with respect to any Specified Hedge Agreement or Specified Cash Management Agreement (other than any Specified Citigroup Cash Management Agreement or any Specified ABN AMRO Cash Management Agreement), any counterparty thereto that, at the time such Specified Hedge Agreement or Specified Cash Management Agreement was entered into, was a Lender or a Lender Affiliate, (ii) with respect to the Specified Letter of Credit, the Specified Letter of Credit Issuer, (iii) with respect to any Specified Citigroup Cash Management Agreement, Citicorp USA, Inc. or the Lender Affiliate thereof party thereto on the Closing Date, or (iv) with respect to any Specified ABN AMRO Cash Management Agreement, ABN AMRO Bank N.V. (for itself and on behalf of its affiliates) or the Lender Affiliate thereof party thereto on the Closing Date, in the case of (i), (ii), (iii) or (iv) if (but only if) such Person has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a party thereto and by the provisions of Section 9 of this Agreement as if it were a Lender party hereto.”
          (b) The definitions of “Consolidated Quarterly Leverage Ratio” and “Specified ABN AMRO Cash Management Agreement” are hereby added to Section 1.1 of the Credit Agreement to read as follows:
     “‘Consolidated Quarterly Leverage Ratio’”: of any Person for any fiscal quarter, the ratio of (a) the average of the Consolidated Total Debt for each day of such period to (b) Consolidated EBITDA of Holdings and its Subsidiaries as at the last day of such period with respect to the four consecutive fiscal quarters of Holdings ending on such date; provided that for purposes of calculating Consolidated EBITDA of Holdings and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by Holdings or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming for purposes of the calculation of Consolidated EBITDA the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) and (ii) the Consolidated EBITDA of any Person Disposed of Holdings or its Subsidiaries during such period shall be excluded for such period (assuming for purposes of the calculation of Consolidated

EBITDA the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).”
     “‘Specified ABN AMRO Cash Management Agreement’”: as defined in the Guarantee and Collateral Agreement.”
          (c) Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with the last day of the fiscal quarters in fiscal years 2007 through 2011 of Holdings listed below to exceed the ratio set forth below opposite such fiscal quarter:

Consolidated Total
Fiscal Quarter ended	Leverage Ratio
March 31, 2007	3.75x
June 30, 2007	3.75x
September 30, 2007	3.75x
December 31, 2007	3.75x
March 31, 2008	4.45x
June 30, 2008	4.90x
September 30, 2008	4.90x
December 31, 2008	4.90x
March 31, 2009	4.50x
June 30, 2009	4.35x
September 30, 2009	3.90x
December 31, 2009	3.50x
March 31, 2010 and thereafter	2.50x”
          (d) Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending the last day of the fiscal quarters in fiscal years 2007 through 2011 of Holdings listed below, to be less than the ratio set forth below opposite such fiscal quarter:

Consolidated Interest
Fiscal Quarter Ended	Coverage Ratio
March 31, 2007	2.00x
June 30, 2007	2.00x
September 30, 2007	2.00x
December 31, 2007	2.00x
March 31, 2008	1.00x
June 30, 2008	1.00x
September 30, 2008	0.80x
December 31, 2008	0.80x
March 31, 2009	1.25x
June 30, 2009	1.25x
September 30, 2009	1.75x
December 31, 2009	1.75x
March 31, 2010 and thereafter	4.00x”
          (e) Annex A of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex A hereto.
     3. Amendments to Guarantee and Collateral Agreement. In reliance on the representations and warranties set forth in Section 4 below and subject to the satisfaction of the conditions set forth in Section 5 below, the parties hereby agree to the following amendments:
          (a) The definitions of “Qualified Counterparty” and “Specified Cash Management Agreement” in Section 1.1 of the Guarantee and Collateral Agreement are hereby amended and restated in their entirety to read as follows:
     “Qualified Counterparty: (i) with respect to any Specified Hedge Agreement or Specified Cash Management Agreement (other than any Specified Citigroup Cash Management Agreement or any Specified ABN AMRO Cash Management Agreement), any counterparty thereto that, at the time such Specified Hedge Agreement or Specified Cash Management Agreement was entered into, was a Lender or a Lender Affiliate, (ii) with respect to the Specified Letter of Credit, the Specified Letter of Credit Issuer, (iii) with respect to any Specified Citigroup Cash Management Agreement, Citicorp USA, Inc. or the Lender Affiliate thereof party thereto on the Closing Date, or (iv) with respect to any Specified ABN Amro Cash Management Agreement, ABN AMRO Bank N.V. (for itself and on behalf of its affiliates) or the Lender Affiliate thereof party thereto on the Closing Date, in the case of (i), (ii), (iii) or (iv) if (but only if) such Person has agreed to be bound by the provisions of Section 7.2 hereof as if it were a party hereto and by the provisions of Section 9 of the Credit Agreement as if it were a Lender party thereto.”
     “Specified Cash Management Agreement: (x) any Cash Management Agreement (a) entered into by (i) Holdings, the Borrower or any Subsidiary Guarantor and (ii) any Lender or Lender Affiliate and (b) which has been designated by the Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by any such Loan Party as a Specified Cash Management Agreement, (y) any Specified Citigroup Cash Management Agreement and (z) any Specified ABN AMRO Cash Management Agreement (each of which is hereby designated as a Specified Cash Management Agreement); provided that the designation of any Cash Management Agreement as a Specified Cash Management Agreement shall not create in favor of any Lender or Qualified Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Guarantee and Collateral Agreement.”
          (b) The definition of “Specified ABN AMRO Cash Management Agreement” is hereby added to Section 1.1 of the Guarantee and Collateral Agreement to read as follows:
     “Specified ABN AMRO Cash Management Agreement: that certain Cross-Border Cash Pooling Agreement, Zero Balancing Arrangement dated as of September 24, 2002 between Tronox Pigments International GmbH (formerly known as Kerr-McGee Pigments International GmbH), a Switzerland corporation and ABN AMRO Bank N.V., for itself and on behalf of each Account Affiliate (as defined therein), as thereafter amended from time to time.”
     4. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment each of Holdings, the Borrower and each Grantor, jointly and severally, represents and warrants as of the date hereof to the Administrative Agent and the Lenders that:
          (a) Each of Holdings, the Borrower and each Grantor (i) has the corporate or limited liability company, as applicable, power and authority, and the legal right, to make, deliver and perform this Amendment and (ii) has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment;
          (b) No material consent or material authorization of, material filing with, material notice to, material Permit from or other material act by or in respect of, any Governmental Authority and no material consent or material authorization of, material filing with, material notice to or other material act by or in respect of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment except consents, authorizations, filings and notices which prior to the Amendment Effective Date have been obtained or made and each of which on the Amendment Effective Date are in full force and effect;
          (c) This Amendment (i) has been duly executed and delivered on behalf of each of Holdings, the Borrower and each Grantor and (ii) constitutes a legal, valid and binding obligation of each such Person, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

          (d) The execution, delivery and performance of this Amendment will not violate in any material respect any material Requirement of Law or any Material Contractual Obligation of Holdings, the Borrower or any Grantor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such material Requirement of Law or any such Material Contractual Obligation (other than the Liens created by the Security Documents);
          (e) No Default or Event of Default has occurred and is continuing; and
          (f) After giving effect to the amendments herein, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.
     5. Conditions to Effectiveness. This Amendment shall become effective on and as of the date on which each of the following conditions is satisfied (the “Amendment Effective Date”):
          (a) The Administrative Agent shall have received this Amendment, duly executed and delivered by a duly authorized Responsible Officer of each of Holdings, the Borrower and each Grantor party hereto;
          (b) The Administrative Agent shall have received a Lender Consent Letter, substantially in the form of Exhibit A (the “Lender Consent Letter”), duly executed and delivered by the Required Lenders;
          (c) Each of the Loan Parties shall have executed and delivered, or shall have caused to be executed and delivered, such other items as the Administrative Agent may reasonably request, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent; and
          (d) The Administrative Agent shall have received all fees required to be paid by the Borrower for which invoices have been presented supported by customary documentation, including reasonable fees, disbursements and other charges of counsel to the Administrative Agent and the Lenders as set forth in Section 6 below, on or before the Amendment Effective Date.
     6. Payment of Fees and Expenses.
          (a) In the event that the Required Lenders and the Borrower execute and deliver this Amendment, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders consenting to this Amendment, an amendment fee equal to 0.50% of the sum of the aggregate principal amount of each such Lender’s outstanding Term Loans immediately prior to the Amendment Effective Date and each such Lender’s Revolving Credit Commitment immediately prior to such date, payable on the Amendment Effective Date.

          (b) The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
     7. Confirmation of Loan Documents by Loan Parties.
          (a) This Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any Loan Party that would require the waiver or consent of the Administrative Agent or the Lenders.
          (b) This Amendment is not intended to nor shall it be construed to create a novation or accord and satisfaction with respect to any of the Obligations.
          (c) Each of the Borrower and Holdings hereby reaffirms its obligations under the Credit Agreement and each of the other Loan Documents to which it is a party, as the same are amended hereby, and agrees and acknowledges that each such document and all of such obligations thereunder, remain in full force and effect after giving effect to this Amendment.
          (d) Each of the undersigned Grantors, in its capacity as such, consents to the Credit Agreement Amendments and acknowledges and agrees that the guarantees and grants of security interests made by such party contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to this Amendment.
     8. Counterparts. This Amendment may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment or the Lender Consent Letters by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof.
     9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10. Integration. This Amendment and the other Loan Documents represent the entire agreement of the Loan Parties, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     12. Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:
          (a) submits for itself and its Property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York located in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 10.2 to the Credit Agreement;
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
     13. Ratification. Except as expressly modified hereby, the Credit Agreement and each other Loan Document are each hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

TRONOX INCORPORATED, as a party to the Credit Agreement and as a Grantor
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

TRONOX WORLDWIDE LLC, in its capacity as Borrower and a Grantor
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

GRANTORS: TRONOX FINANCE CORP.
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

CIMARRON CORPORATION
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

TRONOX HOLDINGS, INC.
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

TRIPLE S MINERALS RESOURCES CORPORATION
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

TRONOX PIGMENTS (SAVANNAH) INC.
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

TRIPLE S REFINING CORPORATION
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

SOUTHWESTERN REFINING COMPANY, INC.
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

TRANSWORLD DRILLING COMPANY
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

TRIANGLE REFINERIES, INC.
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

TRIPLE S, INC.
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

TRONOX LLC
By:	/s/ Mary Mikkelson
Mary Mikkelson
Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ Maria M. Lund
	Name:	Maria M. Lund
	Title:	Authorized Signatory

[Signature Page to Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement]

Annex A
PRICING GRID FOR APPLICABLE MARGINS
AND COMMITMENT FEE RATE

Facility Rating		Applicable Margin-	Commitment	Applicable Margin-
S&P	Moody’s	LIBOR Loans	Fee Rate	Base Rate Loans
1. > BBB-	Baa3	2.00%	0.375%	1.00%
2. BB+	Ba1	2.75%	0.50%	1.75%
3. BB	Ba2	3.00%	0.50%	2.00%
4. BB-	Ba3	3.50%	0.50%	2.50%
5. < B+	B1	4.00%	0.50%	3.00%
If each of Moody’s and S&P shall not have in effect a rating for the Credit Facilities, then each of such rating agencies shall be deemed to have established a rating in category 5. If the ratings of Moody’s and S&P for the Credit Facilities shall fall within different categories, the Applicable Margins and the Commitment Fee Rate shall be based on the lower of the ratings, unless one of the ratings is two or more categories lower than the other, in which case the Applicable Margins and the Commitment Fee Rate shall be determined by reference to the category next above that of the lower of the ratings; provided, however, that if only one of Moody’s or S&P shall have established a rating for the Credit Facilities, then the Applicable Margins and the Commitment Fee Rate shall be determined by reference to such available rating.
Notwithstanding the foregoing, at all times after maturity or acceleration of the maturity of the Loans or during the occurrence and continuance of an Event of Default, the Applicable Margins and the Commitment Fee Rate set forth in category 5 shall apply.

EXHIBIT A
LENDER CONSENT LETTER
TRONOX WORLDWIDE LLC
CREDIT AGREEMENT DATED AS OF NOVEMBER 28, 2005

To:	Lehman Commercial Paper Inc., as Administrative Agent 745 Seventh Avenue New York, New York 10019 Attn: [__________]
Ladies and Gentlemen:
     Reference is made to (i) the CREDIT AGREEMENT, dated as of November 28, 2005, as amended by First Amendment dated as of March 12, 2007 (as amended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among TRONOX INCORPORATED, a Delaware corporation (“Holdings”), TRONOX WORLDWIDE LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and CREDIT SUISSE, as joint lead arrangers and joint bookrunners (in such capacity, the “Arrangers”), ABN AMRO BANK N.V., as syndication agent (in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, N.A. AND CITICORP USA, INC., as co-documentation agents (in such capacity, the “Documentation Agents”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”) and (ii) the GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 28, 2005 (as amended, supplemented or otherwise modified in writing from time to time, the “Guarantee and Collateral Agreement”), among the Borrower, the other Grantors named therein and the Administrative Agent. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.
          The Borrower has requested that the Required Lenders consent to the amendment of the provisions of the Credit Agreement and the Guarantee and Collateral Agreement solely on the terms described in the Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of __________ ___, 2008, substantially in the form delivered to the undersigned Lender on or prior to the date hereof (the “Amendment”).
          Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.

A-1

Very truly yours,

(NAME OF LENDER)

By:
Name:
Title:

Dated: ___________, 2008
[Signature Page to Lender Consent Letter]